Exhibit 10.2

THE J. M. SMUCKER COMPANY

DEFERRED STOCK UNITS AGREEMENT
(For Non-U.S. Taxpayers)
(With Dividend Equivalents)

WHEREAS, ____________ (the “Grantee”) is an employee of The J. M. Smucker Company, an Ohio corporation (the “Company”), or one of its Subsidiaries; and

WHEREAS, the execution of an agreement in the form hereof (this “Agreement”) has been authorized by a resolution of the Executive Compensation Committee (the “Committee”) of the Board, pursuant to The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan (the “Plan”), as of ____________ (the “Date of Grant”);

NOW, THEREFORE, the Company hereby grants to the Grantee ____________ Deferred Stock Units (the “Deferred Stock Units”), effective as of the Date of Grant, subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions.

ARTICLE I

DEFINITIONS

All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.

ARTICLE II

CERTAIN TERMS OF THE DEFERRED STOCK UNITS

1.
Grant of Deferred Stock Units. The Deferred Stock Units covered by this Agreement are granted to the Grantee effective on the Date of Grant and are subject to and granted upon the terms, conditions and restrictions set forth in this Agreement and in the Plan. The Deferred Stock Units shall become vested in accordance with Article II, Section 3 hereof. Each Deferred Stock Unit shall represent the right to receive one Common Share when the Deferred Stock Unit vests and shall at all times be equal in value to one hypothetical Common Share. The Deferred Stock Units will be credited to the Grantee in an account established for the Grantee until payment in accordance with Article II, Section 4 hereof.

2.
Restrictions on Transfer of Deferred Stock Units. Neither the Deferred Stock Units granted hereby (and any applicable dividend equivalents), nor any interest therein or in the Common Shares related thereto, shall be transferable prior to payment other than by will or pursuant to the laws of descent and distribution (or to a designated beneficiary in the event of the Grantee’s death).

3.	Vesting of Deferred Stock Units.

(a)
The Deferred Stock Units shall become vested on the ______ anniversary of the Date of Grant (the “Vesting Date”), if the Grantee shall have remained in the continuous employ of the Company or a Subsidiary during that ______-year period (such period, the “Vesting Period”). Any Deferred Stock Units not vested as of the end of the Vesting Period will be forfeited, except as provided in Article II, Sections 3(b) or (c) below. Deferred Stock Units may also be forfeited in the event the Committee determines the Grantee has engaged in Detrimental Activity as such term is defined in the Plan.

(b)
Notwithstanding the provisions of Article II, Section 3(a), if the Grantee dies or becomes permanently disabled during the Vesting Period, then a number of Deferred Stock Units will become nonforfeitable, with such number being determined by multiplying the number of Deferred Stock Units granted by this Agreement by a fraction, the numerator of which is the number of days the Grantee was actively employed by the Company or a Subsidiary during the Vesting Period, and the denominator of which is the total number of days in the Vesting Period.

(c)
Notwithstanding the provisions of Article II, Sections 3(a) or (b), all of the Deferred Stock Units shall immediately become nonforfeitable upon the occurrence of a Change in Control during the Vesting Period.

4.	Issuance of the Common Shares.

(a)
The Company will issue to the Grantee the Common Shares underlying the vested Deferred Stock Units as soon as practicable, but not later than 10 days, after the earliest to occur of (i) the Vesting Date, (ii) the Grantee’s death or permanent disability as set forth in Article II, Section 3(b) or (iii) the occurrence of a Change in Control as set forth in Article II, Section 3(c); provided that to the extent that the Grantee is subject to payment of U.S. tax at the time of such issuance, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, such issuance will only be made if, to the extent applicable, (A) the permanent disability qualifies as a “disability” within the meaning of Section 409A of the Code; or (B) the Change in Control qualifies as a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” in each case within the meaning of Section 409A of the Code.

(b)	Except to the extent permitted by the Company and the Plan, no Common Shares may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.

(c)	The Company’s obligations to the Grantee with respect to the Deferred Stock Units will be satisfied in full upon the issuance of the Common Shares corresponding to such Deferred Stock Units.

5.	Dividend, Voting and Other Rights.

(a)
The Grantee shall have no rights of ownership in the Deferred Stock Units except for a right to dividend equivalents payable in cash on a current basis on the Common Shares underlying the Deferred Stock Units as provided in Article II, Section 5(b) below (“dividend equivalents”), and shall have no right to vote Deferred Stock Units until the date on which the Common Shares underlying the Deferred Stock Units are transferred to the Grantee pursuant to Article II, Section 4 above.

(b)
Subject to the forfeiture of Deferred Stock Units as provided for in this Agreement, the Company shall pay the Grantee dividend equivalents on the Common Shares underlying the Deferred Stock Units on a current basis in cash as if such Common Shares were actually issued to the Grantee; provided, that all of the Grantee’s rights with respect to such dividend equivalents shall cease upon the earlier to occur of (i) forfeiture of the Deferred Stock Units; and (ii) the issuance of the Common Shares underlying such Deferred Stock Units.

(c)
The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

ARTICLE III

GENERAL PROVISIONS

6.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state and foreign securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

7.
Compliance with Section 409A of the Code. The parties intend for this Agreement to either comply with, or be exempt from, Section 409A of the Code, to the extent applicable, and all provisions of this Agreement will be interpreted and applied accordingly. Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

8.
Withholding Taxes. To the extent that the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes in connection with the Deferred Stock Units, any applicable dividend equivalents or the issuance of Common Shares pursuant to this Agreement, and the amounts available to the Company or such Subsidiary for such withholding are insufficient, it will be a condition to the issuance of such Common Shares that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee hereby elects to satisfy this withholding obligation by having withheld, from the Common Shares otherwise deliverable to the Grantee, Common Shares having a value equal to the amount required to be withheld. The Common Shares so retained shall be credited against such withholding requirement at the Market Value per Share on the date of such retention. The Company may, at the request of the Grantee, withhold Common Shares for payment of taxes in excess of the minimum amount of taxes required to be withheld; provided, however, that in no event shall the Company withhold Common Shares for payment of taxes in excess of the maximum statutory individual tax rate in the jurisdiction(s) applicable to the Grantee.

9.
Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the (a) transfer of his or her employment among the Company and its Subsidiaries or (b) a leave of absence approved by a duly constituted officer of the Company or a Subsidiary.

10.
Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time. Nothing herein shall be deemed to create a contract or a right to employment with respect to the Grantee.

11.
Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement, or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

12.
Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall impair the rights of the Grantee under this Agreement without the Grantee’s consent; further provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with (or exemption from) Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act or any regulations promulgated thereunder.

13.
Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14.
Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Deferred Stock Units.

15.
Nature of Grant. The Grantee agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Deferred Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Deferred Stock Units, or benefits in substitution of Deferred Stock Units, even if Deferred Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future Deferred Stock Unit grants will be at the sole discretion of the Company; (d) participation in the Plan is voluntary; (e) the Deferred Stock Units are not a part of normal or expected pay package for any purposes; (f) if he or she is a Covered Employee, within the meaning of the Company's Clawback of Incentive Compensation Policy (the “Policy”), he or she acknowledges and accepts the terms and conditions of the Policy as in effect on the Date of Grant;

and (g) in consideration of the grant of Deferred Stock Units, no claim or entitlement to compensation or damages will be created by any forfeiture or termination of the Deferred Stock Units or diminution in value of the Deferred Stock Units, and the Grantee releases the Company and its Subsidiaries from any such claim that may arise. If any such claim is found by a court of competent jurisdiction to have been created, then, by signing this Agreement, the Grantee will be deemed irrevocably to have waived the Grantee’s entitlement to pursue such claim.

16.
Data Privacy. The Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee's personal data as described in this Agreement by and among the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan. The Grantee understands that the Company and its Subsidiaries hold (but only process or transfer to the extent required or permitted by local law) the following personal information about the Grantee: the Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all options or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee's favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee understands that Data may be transferred to third parties assisting in the implementation, administration and management of the Plan, including Fidelity Stock Plan Services, LLC and Fidelity Brokerage Services LLC, that these recipients may be located in the Grantee's country or elsewhere (including countries outside of the European Union or the European Economic Area, such as the United States of America), and that the recipient’s country may have different data privacy laws and protections than those that apply in the Grantee's country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of Data by contacting the Grantee's local human resources representative. The Grantee authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any shares acquired upon the vesting of the Deferred Stock Units. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee's participation in the Plan and in accordance with local law. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee's local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee's consent may affect the Grantee's ability to participate in the Plan. For more information on the consequences of the Grantee's refusal to consent or withdrawal of consent, the Grantee hereby understands that the Grantee may contact the Grantee's local human resources representative.

17.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Deferred Stock Units and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.	Governing Law. This Agreement is made under, and shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

This Agreement is executed by the Company as of ____________.

THE J. M. SMUCKER COMPANY

______________________________
By:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement, together with a copy of the prospectus for the Plan, dated November 17, 2010, summarizing key provisions of the Plan, and accepts the award of Deferred Stock Units granted hereunder on the terms and conditions set forth herein and in the Plan.

Date: ____________        _______________________________
Grantee: _______________________